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                                                                   Exhibit 10(p)

                         TUITION REIMBURSEMENT AGREEMENT

         This TUITION REIMBURSEMENT AGREEMENT (the "Agreement") is entered into as of September 1, 2006 by and between Manish D. Shah (the "Employee") and Cover-All Technologies Inc., a Delaware corporation (the "Company").

         WHEREAS, the Company employs Employee as its Chief Technology Officer; and

         WHEREAS, the Company believes it is in the best interest of the Company for the Employee to pursue and obtain a masters degree in business administration (the "Degree") by enrolling in the Executive MBA program at the Columbia Business School (the "Program") which will benefit the Company in allowing the Employee to undertake the Employee's duties in a more efficient way, and, in consideration thereof, for the Company to reimburse the Employee for certain costs incurred by the Employee for tuition, registration and other fees and books for completion of the Degree in the Program.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be bound, agree as follows:

         1. Subject to the terms and conditions set forth herein, the Company shall reimburse the Employee for all of the academic costs, including tuition and required books, of classes and coursework in connection with the Program up to a maximum of $75,000 in the aggregate.

         2. Employee hereby acknowledges and agrees that the tuition funding will be paid only in the form of reimbursement and only upon presentation by Employee of invoices for tuition, registration and other fees and book costs.

         3. Employee expressly agrees that if his employment with the Company terminates for Cause (as defined below) prior to the 30-month anniversary of the date of this Agreement (the "Expiration Date"), (a) the Company shall no longer be required to make any further payments in respect of this Agreement and (b) the Employee shall reimburse the Company for the total amount of the tuition funds and other costs expended by the Company under this Agreement (the "Funds Expended"). For purposes hereof, "Cause" shall mean (i) the continued and repeated failure or refusal by the Employee to perform specific material directives of the Chief Executive Officer which is not cured within a reasonable period of time not to exceed sixty (60) days after receipt of written notice from the Company, (ii) embezzlement or any offense involving misuse or misappropriation of money or other property of the Company, (iii) conviction for a felony, or (iv) any act of dishonesty that is materially injurious to the Company; PROVIDED, HOWEVER, that in the event the Company intends to terminate the Employee's employment pursuant to clause (ii) or clause (iv) above, then it shall first provide written notice to the Employee stating such intent and shall provide documentation, if any, which the Company reasonably believes supports its allegations to the Employee, and Employee shall be afforded an opportunity to respond in writing or in person to such allegations within ten (10) business days, and, PROVIDED, FURTHER, that thereafter, and upon its review and consideration of Employee's response, the Company may immediately terminate the Employee for Cause.

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         4. Employee expressly agrees that if, prior to the Expiration Date, the
Employee voluntarily resigns from the Company for any reason, then (a) the Company shall no longer be required to make any further payments in respect of this Agreement and (b) the Employee shall reimburse the Company in an amount equal to the Repay Amount (as defined below).

         For purposes hereof:

                  The "Repay Amount" shall be equal to the product of (A) the Funds Expended multiplied by (B) the Repay Percentage (as defined below).

                  The "Repay Percentage" shall be equal to the product of (A) the Retention Factor (as defined below) multiplied by (B) the Applicable Rate (as defined below); PROVIDED, HOWEVER, that in no event shall the Repay Percentage exceed 100%.

                  The "Retention Factor" shall be equal to (A) the number of calendar days remaining between the date of the Employee's voluntary resignation from the Company and the Expiration Date, divided by (B) 30, and shall be rounded down to the nearest whole number.

                  The "Applicable Rate" shall be equal to five percent (5%); PROVIDED, HOWEVER, that if the Employee resigns after the occurrence of a Change of Control (as defined below), the "Applicable Rate" shall be equal to one and one-half percent (1.5%).

                  A "Change of Control" shall be deemed to have occurred if (i) any person (including any individual, firm, partnership or other entity) together with all Affiliates and Associates (as defined under Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such person, but excluding (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (B) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company, or (C) the Company or any subsidiary of the Company is or becomes the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% of more of the combined voting power of the Company's then outstanding securities, such person being hereinafter referred to as an Acquiring Person; (ii) individuals who, on the date hereof, are Continuing Directors (as defined below) shall cease for any reason to constitute a majority of the Board; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets. For purposes of this paragraph, the term "Continuing Director" shall mean (1) any member of the Board, while such person is a member of the Board, who is a member of the Board on the date of this

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Agreement, or (2) any person who subsequently becomes a member of the Board, while such person is a member of the Board (excluding an Acquiring Person or a representative of any Acquiring Person), if such person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors.

         5. Employee agrees that in the event he fails to complete the Program or withdraws from the Program, regardless of whether he is ineligible for reimbursement by the school itself, the Employee will reimburse the Company for the Funds Expended. Employee agrees that he will provide to the Company an official copy of his transcript upon completion of the Program.

         6. Employee shall enroll in the "Friday/Saturday" Program option. The Company acknowledges the general schedule corresponding to this Program option and further acknowledges the Program's requirement that the Employee attend two week-long "residence" periods. Except for class attendance consistent with the "Friday/Saturday" Program option and the two "residence" periods as a component thereof, Employee agrees that enrollment in the Program and pursuit of the Degree shall not otherwise interfere in any way with his job functions at the Company.

         7. Employee understands that the awarding of educational expense reimbursement under this Agreement does not and shall not alter the at-will employment relationship between the Employee and the Company in any way and is in no way a promise or guarantee of employment with the Company for any set period. Employee hereby acknowledges that he is employed at-will, and the Employee or the Company may terminate the employment relationship at any time, with or without notice, for any reason, or no reason at all.

         8. This Agreement shall be construed in accordance with and governed by the laws of the state of New Jersey.

         9. This Agreement embodies the entire Agreement and understanding between the parties hereto with respect to the subject matter hereof. This document may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.


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         IN WITNESS WHEREOF, the parties have caused this Tuition Reimbursement
Agreement to be signed as of the date first above written.


                                            COVER-ALL TECHNOLOGIES INC.


                                            By:   /s/ John Roblin
                                                --------------------------------
                                                Name:   John Roblin
                                                Title:  Chief Executive Officer


                                                 /s/ Manish Shah
                                            ------------------------------------
                                            MANISH D. SHAH


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